ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110355567-05
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/12/2011 9:05 AM
	Entity Number E0274092011-6

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	EXEO Entertainment, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Business Filings Incorporated (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 — Par value per share: $ 0.001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Robert Scott Amaral (Name) 4478 Wagon Trail Ave, (Street Address) — Las Vegas (City) — Nevada (State) — 89118 (Zip Code) 2) Jeffrey A. Weiland (Name) 4478 Wagon Trail Ave., (Street Address) — Las Vegas (City) — Nevada (State) — 89118 (Zip Code)
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Business Filings Incorporated (Name) — X [signature] Mark Williams, AVP (Incorporator Signature) 8040 Excelsior Dr., Ste 200 (Address) — Madison (City) — WI (State) — 53717 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] Mark Williams, AVP, Business Filings Incorporated — May 12, 2011 (Date) Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

This form must be accompanied by appropriate fees.